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                                                                          Ex 3.3

                                     BY-LAWS

                                       of

                             DOV PHARMACEUTICAL INC.

                                    ARTICLE I

                                  STOCKHOLDERS

      1. ANNUAL MEETING. The annual meeting of stockholders shall be held on the 30th day of April of each year beginning in 2001 (or if a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the principal office of the corporation at 10:00 am unless a different hour or place within or outside the State of New Jersey is fixed by a majority of the Board of Directors (the "Board"), the Chairman of the Board (the "Chairman"), if one is elected, or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-Laws, may be specified by the Board, the Chairman or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

      2. SPECIAL MEETINGS. Except as otherwise required by statute and subject to the rights, if any, of the holders of preferred stock, special meetings of the stockholders may be called by the Chairman, by the President or by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

      3. NOTICE OF MEETINGS. A written notice stating the place, date and hour of all meetings of stockholders, and in the case of special meetings, the purposes of the meeting shall be given by the Secretary (or other person authorized by these By-Laws or by law) not less than ten nor more than sixty days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Certificate of Incorporation or under these By-laws is entitled to such notice, by delivering such notice to the stockholder (hereinafter the use of him or his referring to a stockholder or Officer or Director shall include her or hers and it or its) or by mailing it, postage prepaid, and addressed to him at his address as it appears in the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice is executed before or after the meeting by such stockholder, if communication with such


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stockholder is unlawful, or if such stockholder attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      4. QUORUM. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the subsequent withdrawal of enough stockholders to reduce the voting shares below a quorum.

      5. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person, by written proxy or by a transmission permitted by ss.212(c) of the Delaware General Corporation Law ("DGCL"). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by ss.212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the person authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any of one of them unless at or prior to the exercise of the proxy the corporation received a specific written notice to the contrary from any of them.

      6. ACTION AT MEETING. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock entitled to vote on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. The corporation shall not directly or indirectly vote any share of its own stock provided that the corporation may vote shares that it holds in a fiduciary capacity to the extent permitted by law.


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      7. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE II

                                    DIRECTORS

      1. POWERS. The business of the corporation shall be managed by or under the direction of the Board who may exercise all the powers of the corporation. In the event of a vacancy in the Board, the remaining Directors, except as otherwise provided by law, may exercise the powers of the Board until the vacancy is filled.

      2. ELECTION AND QUALIFICATION. Unless otherwise provided in the Certificate of Incorporation or in these By-laws, the number of Directors that constitute the Board shall be determined by vote of the Board or by the stockholders at the annual meeting. Directors need not be stockholders.

      3. VACANCIES; REDUCTION OF BOARD. A majority of the Directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of Directors. In lieu of filling any vacancy the stockholders or the Board may reduce the number of Directors.

      4. ENLARGEMENT OF THE BOARD. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

      5. TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, Directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any Director may resign by delivering his written resignation to the corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      6. REMOVAL. To the extent permitted by law, a Director may be removed


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from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

      7. MEETINGS. Regular meetings of the Board may be held without notice at such time, date and place as the Board may from time to time determine. Special meetings of the Board may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman, or the President, designating the time, date and place thereof. Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

      8. NOTICE OF MEETINGS. Notice of the time, date and place of all special meetings of the Board shall be given to each Director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, facsimile or e-mail sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful. A notice or waiver of notice of a meeting of the Board need not specify the purpose of the meeting.

      9. QUORUM. At any meeting of the Board, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

      10. ACTION AT MEETING. At any meeting of the Board at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws.

      11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the meetings of the Board. Such consent shall be treated as a vote of the Board for all purposes.

      12. COMMITTEES. The Board, by vote of a majority of the Directors then in office, may establish one or more committees, each committee to consist of one or more Directors, and may delegate thereto some of or all its powers except those which by law, by the Certificate of Incorporation or by these By-laws may not be delegated. Except as the Board may otherwise determine, any such committee may make rules for


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the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these By-laws for the Board. All members of such committees shall hold their committee offices at the pleasure of the Board, and the Board may abolish any committee at any time. Each such committee shall report its action to the Board.

                                   ARTICLE III

                                    OFFICERS

      1. ENUMERATION. The officers of the corporation may consist of a President, a Treasurer, a Secretary, and such other officers, including without limitation, a Chairman, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board may determine.

      2. ELECTION. The President, Treasurer and Secretary shall be elected annually by the Board at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

      3. QUALIFICATION. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

      4. TENURE. Except as otherwise provided by the Certificate of Incorporation or by these By-laws, each of the officers of the corporation shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign by delivering his written resignation to the corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      5. REMOVAL. Except as otherwise provided by law, the Board may remove any officer with or without cause by affirmative vote of a majority of the directors then if office.

      6. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board.

      7. PRESIDENT. The President shall, subject to the direction of the Board , have general supervision and control of the corporation's business. If there is no Chairman or if he is absent, the President shall preside, when present, at all meeting of stockholders and of the Board. The President shall have such other powers and


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perform such other duties as the Board may from time to time designate.

      8. CHAIRMAN OF THE BOARD. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board. The Chairman shall have such other powers and shall perform such other duties as the Board may from time to time designate.

      9. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board may from time to time designate.

      10. VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board or the Chief Executive Officer my from time to time designate.

      11. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board and except as the Board or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books on account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.

      12. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record the proceedings of all meetings of the stockholders and the Board in books kept of that purpose. In his or her absence from any such meeting an Assistant Secretary, or if he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the corporation) and shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. Any Assistant Secretary shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.

      13. OTHER POWERS AND DUTIES. Each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board.

                                   ARTICLE IV


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                                  CAPITAL STOCK

      1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board. Such certificate shall be signed by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such signatures may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The corporation shall be permitted to issue fractional shares.

      2. TRANSFERS. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

      3. RECORD HOLDERS. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws. It shall be the duty of each stockholder to notify the corporation of his post office address.

      4. RECORD DATE. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date on which the record date for stockholder consent without a meeting is established or more than sixty days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the corporation after the record date.


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      (b) If no record date is fixed (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board may prescribe.

                                    ARTICLE V

                                 INDEMNIFICATION

      1. DEFINITIONS. For purposes of this Article:

      (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a Director, (ii) as an Officer, (iii) as an SAB Member (as defined below) or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which such person is or was serving at the request of the corporation. For purposes of this Section 1(a), an Officer, SAB Member or Director who is serving or has served as a director, advisory board member, officer, partner, trustee, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the corporation;

      (b) "Director" means any person who serves or has served the corporation as a director on the Board;

      (c) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director who is not and was not a party to such Proceeding;

      (d) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel


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expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

      (e) "Non-Officer Employee" means any person who serves or has served as an employee or agent of the corporation, but who is not or was not a Director or Officer;

      (f) "Officer" means any person who serves or has served the corporation as an officer appointed by the Board;

      (g) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative;

      (h) "SAB Member" means any person who serves or has served as a member of the scientific advisory board of the corporation; and

      (i) "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the corporation (either directly or through or together with another Subsidiary of the corporation) either (i) is a general partner, managing member or other similar interest or (ii) owns (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

      2. INDEMNIFICATION OF DIRECTORS, SAB MEMBERS AND OFFICERS. Subject to
Section 4 of this Article V, each Director, SAB Member and Officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director, SAB Member or Officer, or on such Director's, SAB Member's or Officer's behalf, in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein that such Director, SAB Member or Officer is, or is threatened to be made, a party to or participant in by reason of such Director's, SAB Member's or Officer's Corporate Status, if such Director, SAB Member or Officer acted in good faith and in a manner such Director, SAB Member or Officer reasonably believed to be in or not opposed to the


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best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director, SAB Member or Officer after he has ceased to be a Director, SAB Member or Officer and shall inure to the benefit of his heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the corporation shall, to the fullest extent authorized by the DGCL, indemnify any Director, SAB Member or Officer seeking indemnification in connection with a Proceeding initiated by such Director, SAB Member or Officer only if such Proceeding was authorized by the Board, unless such Proceeding was brought to enforce such Officer's, SAB Member's or Director's rights to Indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

      3. INDEMNIFICATION OF NON-OFFICER EMPLOYEES. Subject to the operation of
Section 4 of this Article V, each Non-Officer Employee may, in the discretion of the Boar, be indemnified by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non- Officer Employee's behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein that such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee's Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non- Officer Employee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he has ceased to be a Non-Officer Employee and shall inure to the benefit of his heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board.

      4. GOOD FAITH. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, SAB Member, Officer or Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (b) by majority vote of a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion or (d) by the stockholders of the corporation.


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      5. ADVANCEMENT OF EXPENSES TO DIRECTORS PRIOR TO FINAL DISPOSITION.

      (a) The corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's Corporate Status within ten days after the receipt by the corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

      (b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the corporation within ten days after receipt by the corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the corporation.

      (c) In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

      6. ADVANCEMENT OF EXPENSES TO OFFICERS, SAB MEMBERS AND NON-OFFICER EMPLOYEES PRIOR TO FINAL DISPOSITION.

      (a) The corporation may, in the discretion of the Board, advance any or all Expenses incurred by or on behalf of any Officer, SAB Member and Non-Officer Employee in connection with any Proceeding in which he is involved by reason of his Corporate Status upon receipt by the corporation of a statement or statements from such Officer, SAB Member or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer, SAB Member and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it is determined that such Officer, SAB Member or Non-Officer Employee is not entitled to be indemnified against such Expenses.


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      (b) In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the Officer, SAB Member or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

      7. CONTRACTUAL NATURE OF RIGHTS.

      (a) The foregoing provisions of this Article V shall be deemed to be a contract between the corporation and each Director, SAB Member and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

      (b) If a claim for indemnification of Expenses hereunder by a Director, SAB Member or Officer is not paid in full by the corporation within sixty days after receipt by the corporation of a written claim for indemnification, such Director, SAB Member or Officer may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director, SAB Member or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director, SAB Member or Officer is not entitled to indemnification shall be on the corporation.

      (c) In any suit brought by a Director, SAB Member or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director, SAB Member or Officer has not met any applicable standard for indemnification set forth in the DGCL.

      8. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, SAB Member, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

      9. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any Director, SAB Member, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the corporation or any such Director, SAB Member, Officer or Non-Officer Employee, or arising out of any such person's Corporate Status, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.


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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall end on December 31 of each year.

      2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the corporation.

      3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or Treasurer, or by any other officer of the corporation designated by the Board, except as the Board may generally or in particular cases otherwise determine.

      4. VOTING OF SECURITIES. Unless otherwise provided by the Board, the Chairman, the President or Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

      5. RESIDENT AGENT. The Board may appoint a resident agent upon whom legal process may be served in any action or proceeding against the corporation.

      6. CORPORATE RECORDS. The original or attested copies of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the corporation, at the office of its counsel or at an office of its transfer agent.

      7. CERTIFICATE OF INCORPORATION. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

      8. AMENDMENTS. These By-laws may be amended by the stockholders or by the Board provided that (a) the Board may not amend or repeal Article V or this
Section 8 or any provision of these By-laws that by law, by the Certificate of Incorporation or by these By-laws requires action by the stockholders and (b) any amendment or repeal of these By-laws by the Board and any By-law adopted by the Board may be amended or repealed by the stockholders.


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